AMENDMENT NO. 7 TO
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 7 (the “Amendment”) is made and entered into as of December 29, 2005 by and between Countrywide Warehouse Lending (“Lender”) and Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation (collectively “Borrower”). This Amendment amends that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of May 14, 2002 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Credit Agreement shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.	Additional Named “Borrower” Added to Credit Agreement. Lender and Borrower hereby agree to add Conquistamerica, Inc., formed under the laws of California (“Co-Borrower”) as an additional named “Borrower” to the Credit Agreement effective as of the date hereof. By being added as an additional named “Borrower” to the Credit Agreement and executing this Amendment below, it is understood and agreed by Co-Borrower that Co-Borrower shall be bound by all of the rights, liabilities, covenants and obligations of “Borrower” under the Credit Agreement. This includes, without limitation, being bound by all the rights, liabilities, covenants and obligations of “Borrower” under the Credit Agreement with respect to any Advances made by Lender to Borrower under the Credit Agreement prior to the date hereof or any Advances that Lender may make to Borrower or Co-Borrower under the Credit Agreement on or after the date hereof. Further, Borrower and Co-Borrower hereby expressly agree to be jointly and severally liable for all rights, liabilities, covenants and obligations of “Borrower” under the Credit Agreement, regardless of which entity incurred or is responsible for such rights, liabilities, covenants and obligations.

2.	Lender Consent For Borrower Representations and Warranties. In accordance with Section 8.1(n) of the Credit Agreement, Lender and Borrower hereby consent that Co-Borrower is not an approved FHA, VA, GNMA, FNMA and /or FHLMC seller, mortgagee and/or servicer, as represented in the Lender’s Customer Profile and Application.

3.	Lender Approval For Fidelity Bonds and Insurance. In accordance with Section 9.10 of the Credit Agreement, Lender and Borrower hereby agree to provide Co-Borrower Ninety Calendar Days (90) from the executed date of this Amendment for Co-Borrower to institute and maintain an insurance policy, in a form and substance satisfactory to Lender, covering against loss or damage relating to or resulting from any breach of fidelity by Borrower, or any officer director, employee or agent of Borrower, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and coverage in an amount equal to one million dollars ($1,000,000) or that required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers’ and Servicers’ Guide, whichever is greater. The deductible on such insurance policy shall not exceed fifty thousand dollars ($50,000). Following approval by Lender of a specific insurance policy, Borrower shall not amend, cancel, suspend or otherwise change such policy without the prior written consent of Lender.

4.	Section 10.4 – Financial Ratios. Section 10.4 of the Credit Agreement is deleted in its entirety and replaced with the following:

Section 10.4 — Tangible Net Worth; Financial Ratios. Borrower and Co-Borrower shall not permit, at any time, its Tangible Net Worth to be less than the amounts specified in the Commitment Letter. Further, Borrower shall not permit, at any time, any Financial Ratios as may be set forth in the Commitment Letter to be less than the requirements therein.

5.	Section 10.9 – Payment of Dividends and Retirement of Stock. Notwithstanding anything contained in Section 10.9 of the Credit Agreement to the contrary, Lender and Borrower hereby agree that Co-Borrower may declare or pay dividends upon its shares of stock now or hereafter outstanding, provided Co-Borrower:

(a)	Does not violate Covenants set forth in the Agreement.

(b)	Distributes dividends to Borrower.

Otherwise prohibited

6.	No Other Amendments. Other than as expressly modified and amended herein, the Credit Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Credit Agreement.

7.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, Lender, Co-Borrower and Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING

By: /s/ Riju Walia
Signature
Name: Riju Walia
Title: 1st VP, Credit & Compliance

ENCORE CREDIT CORP.
By: /s/ William E. Moffatt
Signature
Name: William E. Moffatt
Title: Treasurer

ECC CAPITAL CORPORATION

By: /s/ William E. Moffatt
Signature
Name: William E. Moffatt
Title: Treasurer

BRAVO CREDIT CORPORATION

By: /s/ William E. Moffatt
Signature
Name: William E. Moffatt
Title: Treasurer

CONQUISTAMERICA, INC.

By: /s/ Bill Cook
Signature
Name: Bill Cook
Title: Chief Executive Officer